UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

INFOSEARCH MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30248	90-0002618
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4086 Del Rey Avneue
Marina Del Rey, CA	90292
(Address of principal executive offices)	(Zip Code)

(310) 437-7380
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 4, 2006, the Registrant entered into an employment agreement (the “Lichter Employment Agreement”) with George Lichter as Chief Executive Officer, effective as of August 23, 2005. On November 3, 2006, the Registrant amended the Lichter Employment Agreement (the “Amendment”) to increase Mr. Lichter’s annual base salary from $150,000 to $250,000. The salary increase was applied retroactively to July 1, 2006. All other provisions of the Lichter Employment Agreement remain unchanged. The Amendment is filed as an exhibit to this current report and is incorporated herein by reference. The description of the Amendment is a summary only and is qualified by reference to the Amendment filed herewith.

Item 1.02. Termination of a Material Definitive Agreement

The Registrant has an employment agreement (the “Lazuka Employment Agreement”) with Steve Lazuka as Chief Strategy Officer. Mr. Lazuka also serves on the Board of Directors. Unless extended, the Lazuka Employment Agreement will terminate on December 31, 2006. On November 1, 2006, the Registrant provided notice to Mr. Lazuka that it will not renew the Lazuka Employment Agreement. There is no penalty incurred by Registrant for failure to renew the Lazuka Employment Agreement.

The Registrant intends to enter into a new employment agreement with Mr. Lazuka whereby Mr. Lazuka will continue to serve as Chief Strategy Officer.

Item 9.01 Financial Statements and Exhibits.

Item 9.01(c) Exhibits

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.	Description

10.22	Amendment, dated as of November 3, 2006, to Employment Agreement, dated as of January 4, 2006, between InfoSearch Media, Inc. and George Lichter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSearch Media, Inc.

By:	/s/ Frank Knuettel, II
Name: Frank Knuettel, II
Title: Chief Financial Officer

Date: November 6, 2006

Exhibit Index

Exhibit No.	Description

10.22	Amendment, dated as of November 3, 2006, to Employment Agreement, dated as of January 4, 2006, between InfoSearch Media, Inc. and George Lichter